UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) December 23, 2002
Commission File No. 1-7434

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

GEORGIA	58-1167100

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(Zip Code)

706-323-3431

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     AFLAC Incorporated announced today that it has received a formal proposal regarding funding for Japan's life insurance policyholder protection fund. The proposal was drafted by the Financial Services Agency and submitted to AFLAC through the Life Insurance Association of Japan (LIAJ) and Japan's Life Insurance Policyholder Protection Corporation (LIPPC).

     Despite AFLAC's intention to vote against the proposal, the Company expects it to pass when members of the LIPPC vote on December 27, 2002. If the proposal passes, AFLAC will take an after-tax charge in the fourth quarter of 2002 of approximately $21 million, or $.04 per diluted share, for its estimated portion of the additional industry contribution.

     AFLAC Incorporated also announced today that it sees better-than-expected operating earnings growth for 2002. Throughout the year the Company has maintained a 2002 objective of 15% growth in operating earnings per diluted share excluding the impact of currency translation. However, with the continued favorable sales and claims trends in its insurance operations, AFLAC now expects that rate of growth to approach 18% for the year.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits:

99 - News release from AFLAC Incorporated dated December 23, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFLAC INCORPORATED

/s/ Ralph A. Rogers, Jr.	December 23, 2002

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBITS FILED WITH CURRENT FORM 8-K:

          99 - News release from AFLAC Incorporated dated December 23, 2002.